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                                                                       Exhibit 5



                         [COUDERT BROTHERS LETTERHEAD]



COUDERT BROTHERS
ATTORNEYS AT LAW

1114 AVENUE OF THE AMERICAS
NEW YORK, N.Y. 10036-7703
TEL: 212 626-4400  FAX: 212 626-4120





February 3, 1999






Stone & Webster, Incorporated
245 Summer Street
Boston, Massachusetts  02210

                 Re:      Stone & Webster, Incorporated
                          Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Stone & Webster, Incorporated, a Delaware corporation (the "Corporation"), in connection with the Corporation's filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") with respect to the Stone & Webster, Incorporated Long-Term Incentive Compensation Plan, amended as of May 14, 1998 (the "Plan"). The Registration Statement covers 980,777 shares of the Common Stock, $1.00 par value, of the Corporation that have been reserved for issuance pursuant to the Plan (the "Shares").

         Based upon examination of originals or copies, certified or otherwise identified to our satisfaction as being true and correct copies, of such corporate records, certificates of public officials and other documents and upon such investigations of law, all as we have considered necessary or appropriate for the purpose of this opinion, we are pleased to advise you that in our opinion:

         1. The Corporation is an existing corporation in good standing under the laws of the State of Delaware.

         2. When the Registration Statement shall become effective and the Shares are
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February 3, 1999
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                  delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                               Very truly yours,

                                               /s/ Coudert Brothers